As filed with the Securities and Exchange Commission on July 24, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	39-0394230
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

P. O. Box 619100

Dallas, Texas

75261-9100

(972) 281-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald D. Mc Cray, Esq.

Senior Vice President - Law and Government Affairs

and Chief Compliance Officer

Kimberly-Clark Corporation

P.O. Box 619100

Dallas, Texas 75261-9100

(972) 281-1200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Offering Price	Amount of Registration Fee (1)
Debt securities
Common stock, par value $1.25 per share
Preferred stock, no par value
Warrants

(1)	The registrant is registering hereby an indeterminate initial offering price and number or amount of securities of each identified class of securities as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except for $56,630 that has already been paid with respect to $700,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-105990 and were not sold thereunder.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants

This prospectus relates to debt securities, common stock, preferred stock and warrants that we may sell from time to time in one or more offerings. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for shares of our common stock or other securities. We will provide specific terms of these sales in supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings.

The common stock of Kimberly-Clark Corporation is listed on the New York Stock Exchange under the symbol “KMB.” Any common stock of Kimberly-Clark Corporation sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2007.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The date of this prospectus can be found on the first page. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

Unless we otherwise specify or the context otherwise requires, references to “Kimberly-Clark,” “we,” “us,” and “our” refer to Kimberly-Clark Corporation and its consolidated subsidiaries.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy and information statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street NE, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information concerning its public reference rooms and regional offices. Our SEC filings also are available to the public from the SEC’s website at http://www.sec.gov and on our website at http://www.kimberly-clark.com. The information on our website is not part of this prospectus. You also may inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the SEC automatically updates and supersedes information in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

•	Our annual report on Form 10-K for the year ended December 31, 2006.

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2007.

•	Our current reports on Form 8-K filed with the SEC on February 23, 2007, June 14, 2007 and July 24, 2007 (in each case only to the extent filed and not furnished).

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The financial statements and related schedule, and Report of Independent Registered Public Accounting Firm, contained in Exhibit 99.1 to the registration statement on Form S-3 of which this prospectus supplement forms a part.

We will provide to you at no charge, upon your written or oral request, a copy of these filings or any other information incorporated by reference in this prospectus, other than exhibits to the filings which are not specifically incorporated by reference. You may request this information by contacting us at Kimberly-Clark Corporation, P.O. Box 619100, Dallas, Texas 75261-9100 (telephone 972-281-1200); attention: Secretary of the Corporation.

Effective December 31, 2006, we adopted Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements Nos. 87, 88, 106 and 132R (“SFAS 158”). SFAS 158 required us to record a transition adjustment to recognize the funded status of postretirement defined benefit plans – measured as the difference between the fair value of plan assets and the benefit obligations – in our balance sheet after adjusting for derecognition of our minimum pension liability as of December 31, 2006. We complied with the provisions of SFAS 158; however, we incorrectly presented the effect of this transition adjustment as part of 2006 comprehensive income on our Consolidated Statement of Stockholders’ Equity. The Consolidated Statement of Stockholders’ Equity in Exhibit 99.1 to the registration statement on Form S-3 of which this prospectus forms a part presents comprehensive income excluding the SFAS 158 transition adjustment.

On June 14, 2007, we filed a Form 8-K that recast the presentation of our reportable segments for all periods reported in our annual report on Form 10-K for the year ended December 31, 2006 to conform to the new reporting structure initially presented in our quarterly report on Form 10-Q for the quarter ended March 31, 2007. In addition, in those financial statements, we removed the above-referenced transition adjustment from the presentation of comprehensive income. The accompanying Consolidated Financial Statements, included as Exhibit 99.1 to the registration statement on Form S-3 of which this prospectus forms a part, include in Note 1 thereof explanatory language regarding the presentation of the transition adjustment that was not contained in the Form 8-K filed June 14, 2007.

Description of Kimberly-Clark

Kimberly-Clark is a global health and hygiene company focused on product innovation and building its personal care, consumer tissue, K-C Professional and Other, and health care operations. Kimberly-Clark and its subsidiaries manufacture and market a wide range of health and hygiene products around the world. Most of these products are made from natural or synthetic fibers using advanced technologies in fibers, nonwovens and absorbency.

Kimberly-Clark is organized into operating segments based on product groupings. These operating segments have been aggregated into four reportable global business segments: Personal Care; Consumer Tissue; K-C Professional & Other; and Health Care. The reportable segments were determined in accordance with how our executive managers develop and execute our global strategies to drive growth and profitability of our worldwide Personal Care, Consumer Tissue, K-C Professional & Other and Health Care operations. These strategies include global plans for branding and product positioning, technology, research and development programs, cost reductions including supply chain management, and capacity and capital investments for each of these businesses. The principal sources of revenue in each of our global business segments are described below.

The Personal Care segment manufactures and markets disposable diapers, training and youth pants, and swimpants; baby wipes; feminine and incontinence care products; and related products. Products in this segment are primarily for household use and are sold under a variety of brand names, including Huggies, Pull-Ups, Little Swimmers, GoodNites, Kotex, Lightdays, Depend, Poise and other brand names.

The Consumer Tissue segment manufactures and markets facial and bathroom tissue, paper towels, napkins and related products for household use. Products in this segment are sold under the Kleenex, Scott, Cottonelle, Viva, Andrex, Scottex, Hakle, Page and other brand names.

The K-C Professional & Other segment manufactures and markets facial and bathroom tissue, paper towels, napkins, wipers and a range of safety products for the away-from-home marketplace. Products in this segment are sold under the Kimberly-Clark, Kleenex, Scott, WypAll, Kimtech, Kleenguard and Kimcare brand names.

The Health Care segment manufactures and markets disposable health care products such as surgical gowns, drapes, infection control products, sterilization wrap, face masks and exam gloves, respiratory products and other disposable medical products. Products in this segment are sold under the Kimberly-Clark, Ballard and other brand names.

Kimberly-Clark was incorporated in Delaware in 1928 as the successor to a business established in 1872. Our principal executive offices are located at 351 Phelps Drive, Irving, Texas 75038 and our telephone number is (972) 281-1200.

Ratio of Earnings to Fixed Charges

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

Three Months Ended	Year Ended December 31,
March 31, 2007	2006	2005	2004	2003	2002
8.18x	7.76x	8.89x	10.85x	9.86x	10.18x

For the purpose of calculating these ratios, “earnings” are defined as income from continuing operations before income taxes, interest expense, an interest factor attributable to rent expense, amortization of capitalized interest and distributed income of equity affiliates in which at least 20% but less than 50% is owned. “Fixed charges” consist of interest expense, capitalized interest and an interest factor attributable to rent expense.

Use of Proceeds

We intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement.

Description of Debt Securities

The general provisions of the debt securities are described below. The specific terms of the debt securities and the extent, if any, to which the general provisions may not apply will be described in a prospectus supplement.

The debt securities will be issued under the first amended and restated indenture dated as of March 1, 1988, as amended by the first, second, third and fourth supplemental indentures dated as of November 6, 1992, May 25, 1994, March 14, 2002 and December 19, 2006, respectively. The Bank of New York Trust Company, N.A. (as the successor trustee) is the trustee under such indenture.

We have summarized the material provisions of the indenture below. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. For information on obtaining a copy of the indenture, see “Where You Can Find More Information” in this prospectus.

General

The debt securities will be unsecured obligations and will rank equally and ratably with all of our other currently outstanding unsecured and unsubordinated debt. In addition to the debt securities that we may offer in this prospectus, we may issue additional debt in an unlimited amount in one or more series under the indenture or other agreements. This additional debt may contain provisions different from those included in the indenture or applicable to one or more series of debt securities.

Prospectus Supplement

You should refer to the prospectus supplement for the following specific terms of the debt securities:

•	their title;

•	any limits on their aggregate principal amount;

•	the initial offering price(s) at which they will be sold;

•	the dates on which the principal will be payable;

•	the rate(s) (which may be fixed or variable) at which they will bear interest, if any, and the date(s) from which the interest, if any, will accrue;

•	the date(s) on which the interest, if any, will be payable and any record dates for the interest payments;

•	any sinking fund or similar provisions, whether mandatory or at your option, along with the periods, prices and terms of redemption, purchase or repayment;

•	any provisions for redemption or purchase, at our option or otherwise, including the periods, prices and terms of redemption or purchase;

•	the amount or percentage payable if their maturity is accelerated, if other than the entire principal amount;

•	the currency of our payments of principal, premium, if any, and interest, and any index used to determine the amounts of such payments;

•	any defeasance provisions with respect to the amount we owe, restrictive covenants and/or events of default; and

•	any other terms in addition to those described in this prospectus.

We may issue debt securities as original issue discount securities to be offered and sold at a substantial discount from their principal amount. Special federal income tax, accounting and other considerations relating to original issue discount securities will be described in the prospectus supplement.

Unless otherwise indicated in the prospectus supplement, the covenants contained in the indenture and the debt securities would not necessarily protect you in the event of a highly leveraged or other transaction to which we are or may become a party.

Restrictive Covenants

Meanings of Terms.

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When we use the term “attributable debt” in the context of a sale and lease-back transaction, we mean the present value of our obligation to pay rent. We exclude from this calculation any amounts we pay for maintenance and repairs, insurance, taxes, assessments, water rates or similar charges, or amounts contingent upon sales amounts.

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When we use the term “consolidated net tangible assets,” we mean the total amount of our assets minus (a) applicable reserves, (b) current liabilities which are not extendible or renewable into, and do not reflect current maturities of, long-term debt, and (c) intangible assets. Our consolidated net tangible assets include any attributable debt with respect to a sale and lease-back transaction which is not capitalized on our balance sheet.

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When we use the term “principal property,” we mean any of our United States manufacturing facilities, mills or plants which has an individual gross book value in excess of 1% of our consolidated net tangible assets and which is owned by us or any restricted subsidiary. If our board of directors decides that any facility is not of material importance, it will not be considered a principal property.

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When we use the term “restricted subsidiary,” we mean any of our subsidiaries (a) which has substantially all of its property or conducts substantially all of its business in the United States, and (b) which owns a principal property. The term does not include subsidiaries whose business consists principally of financing or leasing activities.

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When we use the term “sale and lease-back transaction,” we mean any arrangement where we or any restricted subsidiary lease a principal property from a third party and the principal property has been or is to be sold or transferred by us or the restricted subsidiary to the third party with the intention of taking back the lease. The term does not include temporary leases of three years or less or certain intercompany leases.

Liens. Section 1004 of the indenture provides that we will not, and will not permit any restricted subsidiary to, issue, assume or guarantee any debt secured by a mortgage, security interest, pledge or lien (hereafter called “mortgage”) of or on any principal property, or any shares of capital stock or debt of any restricted subsidiary, without also providing that the debt securities (together with, if we determine, any other indebtedness issued, assumed or guaranteed by us or any restricted subsidiary and then existing or thereafter created) shall be secured by the mortgage equally and ratably with or prior to such debt. This restriction does not apply to:

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mortgages on any property acquired, constructed or improved by, or on any shares of capital stock or debt acquired by, us or any restricted subsidiary to secure debt which finances all or any part of (a) the purchase price of the property, shares or debt, or (b) the cost of constructing or improving the property, and which debt is incurred prior to or within 360 days after the acquisition, completion of construction or commencement of commercial operation of the property;

•	mortgages on any property, shares of capital stock or debt existing at the time we or any restricted subsidiary acquires the property, shares or debt;

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mortgages on property of a corporation existing at the time that corporation merges or consolidates with us or any restricted subsidiary or at the time that corporation sells or transfers all or substantially all of its properties to us or any restricted subsidiary;

•	mortgages on any property, shares of capital stock or debt of any corporation existing at the time that corporation becomes a restricted subsidiary;

•	mortgages to secure intercompany debt among us and/or any of our restricted subsidiaries;

•	mortgages in favor of governmental bodies to secure advance or progress payments or to secure the purchase price of the mortgaged property; and

•	extensions, renewals or replacements of any existing mortgage or any mortgage referred to above.

In addition, we or any restricted subsidiary may, without equally and ratably securing the debt securities, issue, assume or guarantee debt secured by a mortgage not excepted above, if the aggregate amount of the debt, together with (a) all other debt secured by mortgages not so excepted, and (b) the attributable debt with respect to sale and lease-back transactions, does not at the time exceed 5% of our consolidated net tangible assets. For purposes of clause (b) of this calculation, certain sale and lease-back transactions in which the attributable debt has been applied to the optional prepayment or retirement of long-term debt are excluded.

Arrangements under which we or any restricted subsidiary transfer an interest in timber but retain an obligation to cut the timber in order to provide the transferee with a specified amount of money will not create a mortgage or a sale and lease-back transaction prohibited by the indenture.

Sale and Lease-Back Transactions. Section 1005 of the indenture provides that neither we nor any restricted subsidiary may engage in sale and lease-back transactions with respect to any principal property unless:

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we or the restricted subsidiary are able, without equally and ratably securing the debt securities, to incur debt secured by a mortgage on the property pursuant to the exceptions described in “Liens” above;

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we or the restricted subsidiary are able, without equally and ratably securing the debt securities, to incur debt secured by a mortgage on the property in an amount at least equal to the attributable debt with respect to the transaction; or

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within 360 days after the effective date of the transaction, we or the restricted subsidiary apply an amount equal to the attributable debt with respect to the transaction to the optional prepayment or retirement of our long-term debt or that of any restricted subsidiary.

Consolidations, Mergers and Sales of Assets

Section 801 of the indenture provides that we may consolidate with or merge into, and sell or transfer all or substantially all of our property and assets to, any other corporation. The corporation formed by the consolidation or into which we merge, or the corporation which acquires all or substantially all of our property and assets, must assume, by execution of a supplemental indenture, our obligations to:

•	pay the principal of, premium, if any, and interest on the debt securities when due; and

•	perform and observe all the terms, covenants and conditions of the indenture.

If, upon the consolidation, merger, sale or transfer, any principal property or any shares of capital stock or debt of any restricted subsidiary would become subject to a mortgage, security interest, pledge or lien securing any debt of, or guaranteed by, the other corporation, we must secure, prior to the consolidation, merger, sale or transfer, the payment of the principal of, premium, if any, and interest on the debt securities equally and ratably with or prior to the debt secured by the mortgage, security interest, pledge or lien. This provision would not apply to any mortgage which would be permitted under “Liens” above.

Events of Default

Section 501 of the indenture provides that the following are events of default with respect to debt securities of any series:

•	our failure to pay principal or premium, if any, on any debt security of that series when due;

•	our failure to pay interest on any debt security of that series when due, continued for 30 days;

•	our failure to make any sinking fund payment, when due, in respect of any debt security of that series;

•	our failure to perform any other covenant or agreement in the indenture that is applicable to debt securities of that series, continued for 90 days after written notice;

•	certain events involving bankruptcy, insolvency or reorganization; and

•	any other event of default applicable to debt securities of that series.

An event of default with respect to a particular series of debt securities (except as to matters involving bankruptcy, insolvency or reorganization) does not necessarily mean that there is an event of default with respect to any other series of debt securities.

If an event of default occurs and continues, the trustee or the holders of at least 25% of the outstanding debt securities of that series may declare those debt securities to be due and payable. However, at any time after such a declaration of acceleration has been made, but before the stated maturity of the debt securities, the holders of a majority of the outstanding debt securities of that series may, subject to certain conditions, rescind and annul the acceleration if all events of default with respect to the debt securities, other than the non-payment of accelerated principal, have been cured or waived. You should refer to the prospectus supplement relating to any series of debt securities which are original issue discount securities for particular provisions relating to acceleration of a portion of the principal amount of the original issue discount securities upon the occurrence and continuance of an event of default.

Subject to the trustee’s duties in the case of an event of default, the trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any holder unless one or more of them shall have offered reasonable indemnity to the trustee. Subject to this indemnification provision and certain other rights of the trustee, the holders of a majority of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have the right to institute any proceeding with respect to the indenture, unless:

•

the holder shall have previously notified the trustee of a continuing event of default with respect to debt securities of that series and the holders of at least 25% of the outstanding debt securities of that series shall have requested, and offered reasonable indemnity to, the trustee to institute the proceeding;

•	the trustee shall not have received from the holders of a majority of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the trustee shall have failed to institute the proceeding within 60 days.

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on the debt security on or after the applicable due dates and to sue for the enforcement of any such payment.

The indenture requires us to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any non-monetary default with respect to debt securities of the series if it considers it in the interest of the holders to do so.

Defeasance and Covenant Defeasance

Section 402 of the indenture provides that we may be discharged from most of our obligations in respect of the outstanding debt securities of any series if we irrevocably deposit with the trustee money and/or United States government securities which, together with the income from those securities, are sufficient to pay the principal of, premium, if any, and each installment of interest on the outstanding debt securities of the series on the stated maturity or redemption date, as the case may be. This arrangement requires that we (a) deliver to the trustee an opinion of counsel that we have received an Internal Revenue Service ruling, or a ruling of the Internal Revenue Service has been published that in the opinion of counsel establishes, that holders of the outstanding debt securities of the series will have no federal income tax consequences as a result of the deposit, defeasance and discharge, (b) deliver to the trustee an opinion of counsel that the outstanding debt securities of the series, if then listed on any securities exchange, will not be delisted as a result of the deposit, defeasance and discharge, and (c) deliver to the trustee an officer’s certificate and opinion of counsel, each stating that all conditions precedent to the deposit, defeasance and discharge have been met.

Section 1006 of the indenture provides that we need not comply with certain restrictive covenants, including those described under — “Liens” and — “Sale and Lease-back Transactions” above, and that our failure to comply would not be an event of default under the outstanding debt securities of any series, if we deposit with the trustee money and/or United States government securities which, together with the income from those securities, are sufficient to pay the principal of, premium, if any, and each installment of interest on the outstanding debt securities of the series on the stated maturity or redemption date, as the case may be. Our other obligations under the indenture and the outstanding debt securities of the series would remain in full force and effect. This arrangement requires that we deliver to the trustee an opinion of counsel that (a) the holders of the outstanding debt securities of the series will have no federal income tax consequences as a result of the deposit and defeasance, (b) the outstanding debt securities of the series, if then listed on any securities exchange, will not be delisted as a result of the deposit and defeasance, and (c) deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the defeasance have been complied with.

In the event the outstanding debt securities of the applicable series are declared due and payable because of the occurrence of an event of default other than that described in the preceding paragraph, the amount of money and government securities on deposit with the trustee may not be sufficient to pay amounts due on the outstanding debt securities of the series at the time of the acceleration resulting from the event of default. However, we will remain liable to pay these amounts.

Amendments to the Indenture and Waiver of Covenants

Section 902 of the indenture provides that we may amend the indenture with the consent of the holders of at least 66 2/3% of the outstanding debt securities of each series affected by the amendments. However, unless we have the consent of each holder of the affected debt securities, we may not:

•	change the maturity date of the principal amount of, or any installment of principal of or interest on, any debt security;

•

reduce the principal amount of, premium, if any, or any interest on, any debt security or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration;

•	change the place or currency of payment of the principal of, premium, if any, or interest on, any debt security;

•	impair your right to sue for payment with respect to any debt security after its maturity date; or

•

reduce the percentage of outstanding debt securities of any series which is required to consent to an amendment of the indenture or to waive our compliance with certain provisions of the indenture or certain defaults.

The holders of 66 2/3% of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive covenants of the indenture. The holders of a majority of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except (a) a default in the payment of the principal of, premium, if any, or interest on any debt security of that series, or (b) in respect of a provision which under the indenture cannot be amended without the consent of each holder of the affected debt securities.

Payments, Transfer and Exchange

Unless otherwise indicated in the prospectus supplement, we will make payments of principal, premium, if any, and interest on the debt securities, and you may exchange and transfer the debt securities, at the office of the trustee at The Bank of New York Trust Company, N.A., 601 Travis, Floor 16, Houston, Texas 77002. We may elect to pay any interest by check mailed by first class mail to the address of the person entitled to receive the payment as it appears in the trustee’s security register.

We will not charge you for any transfer or exchange of debt securities, but we may require you to pay any related tax or other governmental charge.

Form of Debt Securities

The debt securities will be issued in registered form. We will issue debt securities only in denominations of $1,000 or integral multiples of that amount, unless the prospectus supplement states otherwise.

Unless the prospectus supplement otherwise provides, debt securities will be issued in the form of one or more global securities. This means that we will not issue certificates to each holder. Rather, we would issue global securities in the total principal amount of the debt securities distributed in that series.

Global Securities

In General. Debt securities in global form will be deposited with or on behalf of a depositary. Global securities are represented by one or more certificates for the series registered in the name of the depositary or its nominee. Debt securities in global form may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary, or any nominee of that successor. Unless otherwise identified in the prospectus supplement, the depositary will be The Depository Trust Company.

No Depositary or Global Securities. If a depositary for a series of debt securities is unwilling or unable to continue as depositary, and a successor is not appointed by us within 90 days, we will issue that series of debt securities in registered form in exchange for the global security or securities of that series. We also may determine at any time in our discretion not to use global securities for any series. In that event, we will issue debt securities in registered form.

Ownership of the Global Securities; Beneficial Ownership. So long as the depositary or its nominee is the registered owner of a global security, that entity will be the sole holder of the debt securities represented by that instrument. We and the trustee are only required to treat the depositary or its nominee as the legal owner of the debt securities for all purposes under the indenture.

A purchaser of debt securities represented by a global security will not be entitled to receive physical delivery of certificated securities, will not be considered the holder of those securities for any purpose under the indenture, and will not be able to transfer or exchange the global security, unless the prospectus supplement provides to the contrary. As a result, each beneficial owner must rely on the procedures of the depositary to exercise any rights of a holder under the indenture. In addition, if the beneficial owner is not a direct or indirect participant in the depositary, the beneficial owner must rely on the procedures of the participant through which it owns its beneficial interest in the global security. We understand that under existing industry practice, in the event we request any action of holders of debt securities or an owner of a beneficial interest in the global securities desires to take any action that the depositary, as the holder of the global securities, is entitled to take, the depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws and the above conditions may impair the ability to transfer beneficial interests in the global securities.

Book-Entry System

The debt securities may be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “depositary”) and registered in the name of the depositary’s nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the depositary or another nominee of the depositary.

Upon the issuance of the global securities, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global securities through such participants).

We expect that the depositary, upon receipt of any payment of principal or interest in respect of the global securities, will credit immediately participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants. None of Kimberly-Clark, the trustee or any agent of Kimberly-Clark or the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global securities owned through such participants.

Unless and until they are exchanged in whole or in part for certificated debt securities in definitive form, the global securities may not be transferred except as a whole by the depositary to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary.

The debt securities represented by the global securities are exchangeable for certificated debt securities in definitive registered form of like tenor as such securities in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or (ii) we in our discretion at any time determine not to have all of the debt securities represented by the global securities and we notify the trustee thereof. Any global securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated debt securities issuable in authorized denominations and registered in such names as the depositary shall direct. Subject to the foregoing, the global securities are not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

Same-Day Settlement and Payment

Settlement by the purchasers of the debt securities will be made in immediately available funds. All payments by us to the depositary of principal and interest will be made in immediately available funds.

The debt securities will trade in the depositary’s settlement system until maturity, and therefore the depositary will require secondary trading activity in the debt securities to be settled in immediately available funds.

The Depository Trust Company

The following is based on information furnished by The Depository Trust Company (“DTC”) and applies to the extent it is the depositary, unless otherwise stated in the prospectus supplement:

Registered Owner. The debt securities will be issued as fully registered securities in the name of Cede & Co., which is DTC’s partnership nominee. No single global security will be issued in a principal amount of more than $500 million. The trustee will deposit the global securities with DTC. The deposit of the global securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities.

DTC Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of that law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, mutual funds firms and certain other organizations who directly participate in DTC. Other entities indirectly participate in DTC and may access DTC’s system by clearing transactions through or maintaining a custodial relationship with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

DTC Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. This eliminates the need for physical movement of securities certificates.

Participants’ Records. Except as otherwise provided in the prospectus supplement, the debt securities must be purchased by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The beneficial owner’s ownership interest in the debt securities is in turn recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmations from DTC of their purchase, but they are expected to receive them, along with periodic statements of their holdings, from the direct or indirect participants through whom they purchased the debt securities.

Transfers of ownership interests in the global securities will be made on the books of the participants on behalf of the beneficial owners. Certificates representing the interests of the beneficial owners in the debt securities will not be issued unless the use of global securities is suspended, as discussed above.

DTC has no knowledge of the actual beneficial owners of the global securities. Its records only reflect the identity of the direct participants as owners of the debt securities. Those participants may or may not be the beneficial owners. Participants are responsible for keeping account of their holdings on behalf of their customers.

Notices Among DTC, Participants and Beneficial Owners. Notices and other communications by DTC, its participants and the beneficial owners will be governed by standing arrangements among them, subject to any legal requirements in effect.

Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the global securities. DTC generally mails an omnibus proxy to us just after any applicable record date. That proxy assigns Cede & Co.’s consenting or voting rights to the direct participants to whose accounts the securities are credited at that time.

Payments. Principal and interest payments made by us will be delivered to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date unless it has reason to believe it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in “street name.” Those payments will be the responsibility of that participant, and not DTC, the trustee or us, subject to any legal requirements in effect at that time.

We are responsible for paying principal, interest and premium, if any, to the trustee, which is responsible for making those payments to DTC. DTC is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the beneficial owners.

Governing Law

New York law will govern the indenture and the debt securities.

Description of Capital Stock

Set forth below is a description of our capital stock. The following description is a summary and is subject to the provisions of our certificate of incorporation, our by-laws and the relevant provisions of the law of the State of Delaware.

Common Stock

We are currently authorized to issue up to 1,200,000,000 shares of common stock, par value $1.25 per share. As of June 30, 2007, we had outstanding 455,781,274 shares of our common stock. The shares of common stock outstanding are fully paid and nonassessable.

Holders of our common stock are entitled to share equally and ratably in any dividends and in any assets available for distribution on liquidation, dissolution or winding-up, subject, if preferred stock is then outstanding, to any preferential rights of such preferred stock. Each share of common stock entitles the holder of record to one vote at all meetings of stockholders, and the votes are noncumulative. The common stock is not redeemable, has no subscription or conversion rights and does not entitle the holder to any preemptive rights.

Dividends may be paid on our common stock out of funds legally available for dividends, as and when declared from time to time by our board of directors.

Computershare Investor Services is the transfer agent and registrar for our common stock.

Preferred Stock

We are also authorized to issue up to 20,000,000 shares of preferred stock, no par value per share, in one or more series. If preferred stock is issued, our board of directors may fix the designation, relative rights, preferences and limitations of the shares of each series. As of July 24, 2007, no shares of preferred stock were issued and outstanding.

Description of Warrants

We may issue warrants, in one or more series, for the purchase of debt securities or shares of our common stock, par value $1.25 per share. Warrants may be issued independently or together with our debt securities or common stock and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Each warrant agreement will be between us and a banking institution organized under the laws of the United States or a state thereof. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities or common stock will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants;

•	the debt securities or common stock for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent; and

•	the exchanges, if any, on which such warrants may be listed.

Plan of Distribution

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Legal Matters

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Ronald D. Mc Cray, Esq., our Senior Vice President – Law and Government Affairs and Chief Compliance Officer, will provide opinions regarding the authorization and validity of the securities offered by this prospectus. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

Experts

The financial statements and related financial statement schedule included as Exhibit 99.1 to the registration statement on Form S-3, of which this prospectus forms a part, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Current Report on Form 8-K of Kimberly-Clark Corporation dated June 14, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing or incorporated by reference herein (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006, the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, on December 31, 2006, and the adoption of Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, on December 31, 2005, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so included or incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Debt Securities

Common Stock

Preferred Stock

Warrants

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with a distribution of an assumed amount of $2,500,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

Securities and Exchange Commission registration fee(1)	$76,750
Accounting fees and expenses	150,000
Trustees and Warrant Agents’ fees and expenses (including counsel fees)	50,000
Legal fees and expenses	150,000
Blue Sky filing and counsel fees	10,000
Printing and engraving fees	25,000
Rating Agency fees	325,000
Miscellaneous	38,250

Total	$825,000

(1)	In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee, except for $56,630 that has already been paid with respect to $700,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-105990, and were not sold thereunder.

ITEM 15.	Indemnification of Directors and Officers

The Corporation’s By-laws (the “By-laws”) provide, among other things, that the Corporation shall

(i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or, in the case of an officer or director of the Corporation, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

(ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or, in the case of an officer or director of the Corporation, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Notwithstanding the foregoing, the Corporation is not required to indemnify any director or officer of the Corporation in connection with a proceeding (or portion thereof) initiated by such director or officer against the Corporation or any directors, officers or employees thereof unless (i) the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Corporation or (ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits. The By-laws further provide that the indemnification provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification by the Corporation of directors and officers under the circumstances provided in the provisions of the By-laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein. The Corporation has purchased insurance which purports to insure the Corporation against certain costs of indemnification which may be incurred by it pursuant to the By-laws and to insure the directors and officers of the Corporation, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such directors and officers, except for liabilities resulting from their own malfeasance.

ITEM 16.	Exhibits

Exhibit No.	Document

1.1	Form of Underwriting Agreement (Debt).

1.2*	Form of Underwriting Agreement (Equity).

1.3*	Form of Underwriting Agreement (Warrants).

4.1	Amended and Restated Certificate of Incorporation, dated April 26, 2007 (incorporated by reference to Exhibit (3)a to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).

4.2	By-Laws, as amended September 14, 2006 (incorporated by reference to Exhibit No. (3)b of the Corporation’s Current Report on Form 8-K dated September 18, 2006).

4.3	First Amended and Restated Indenture dated as of March 1, 1988 (the “Indenture”) between the Corporation and Bank of America National Trust and Savings Association, as successor Trustee (“BOA”) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399)).

4.4	Three forms of Debt Securities (included in Exhibit 4.1 at pages A-1 through C-5) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399)).

4.5	First Supplemental Indenture, dated as of November 6, 1992, to the Indenture (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177)).

4.6	Second Supplemental Indenture, dated as of May 25, 1994, to the Indenture (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177)).

4.7	Fourth Supplemental Indenture, dated as of December 19, 2006, to the Indenture.

4.8	Instrument of Resignation, Appointment and Acceptance dated as of December 12, 1995 among the Corporation, BOA and Bank One Trust Company, N. A. (as successor in interest to The First National Bank of Chicago), as successor Trustee (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399)).

4.9*	Form of Warrant Agreement.

5.1	Opinion of Ronald D. Mc Cray, Esq.

12.1	Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ronald D. Mc Cray, Esq. (contained in his opinion filed as Exhibit 5.1).

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A.

99.1	Consolidated Financial Statements.

*	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.

ITEM 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x)

for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Kimberly-Clark Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas, on the 24th day of July, 2007.

KIMBERLY-CLARK CORPORATION

By:	/s/ Mark A. Buthman
Mark A. Buthman
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Falk Thomas J. Falk	Chairman of the Board and Chief Executive Officer and Director (principal executive officer)	July 24, 2007

/s/ Mark A. Buthman Mark A. Buthman	Senior Vice President and Chief Financial Officer (principal financial officer)	July 24, 2007

/s/ Randy J. Vest Randy J. Vest	Vice President and Controller (principal accounting officer)	July 24, 2007

Directors

John R. Alm	Mae C. Jemison
Dennis R. Beresford	James M. Jenness
John F. Bergstrom	Linda Johnson Rice
Abelardo E. Bru	Marc J. Shapiro
Robert W. Decherd	G. Craig Sullivan

By:	/s/ Ronald D. Mc Cray	July 24, 2007
Ronald D. Mc Cray
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement (Debt).

1.2*	Form of Underwriting Agreement (Equity).

1.3*	Form of Underwriting Agreement (Warrants).

4.1	Amended and Restated Certificate of Incorporation, dated April 26, 2007 (incorporated by reference to Exhibit (3)a to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).

4.2	By-Laws, as amended September 14, 2006 (incorporated by reference to Exhibit No. (3)b of the Corporation’s Current Report on Form 8-K dated September 18, 2006).

4.3	First Amended and Restated Indenture dated as of March 1, 1988 (the “Indenture”) between the Corporation and Bank of America National Trust and Savings Association, as successor Trustee (“BOA”) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399)).

4.4	Three forms of Debt Securities (included in Exhibit 4.1 at pages A-1 through C-5) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399)).

4.5	First Supplemental Indenture, dated as of November 6, 1992, to the Indenture (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177)).

4.6	Second Supplemental Indenture, dated as of May 25, 1994, to the Indenture (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177)).

4.7	Fourth Supplemental Indenture, dated as of December 19, 2006, to the Indenture.

4.8	Instrument of Resignation, Appointment and Acceptance dated as of December 12, 1995 among the Corporation, BOA and Bank One Trust Company, N. A. (as successor in interest to The First National Bank of Chicago), as successor Trustee (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399)).

4.9*	Form of Warrant Agreement.

5.1	Opinion of Ronald D. Mc Cray, Esq.

12.1	Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ronald D. Mc Cray, Esq. (contained in his opinion filed as Exhibit 5.1).

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A.

99.1	Consolidated Financial Statements.

*	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.